EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                       PLEASE VOTE,  SIGN, DATE AND PROMPTLY RETURN
                       YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                      Please detach at perforation before mailing.

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                        BOND FUND, a  series  of
                               CoreFunds, Inc.


                     PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 17, 1998


         The undersigned, revoking all Proxies heretofore given, hereby appoints Mark Stalnecker, Kevin Robins, Gordon Forrester, Michael H. Koonce and Maureen
E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Bond Fund, a series of CoreFunds, Inc. ("CoreFunds Bond") that the undersigned is entitled to vote at the special meeting of shareholders of CoreFunds Bond to be held at 2:00 p.m. on Friday, July 17, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S)
                     APPEAR ON THIS PROXY. If joint owners,
                   EITHER may sign this Proxy. When signing as
                   attorney, executor, administrator, trustee,
                   guardian, or custodian for a minor, please
                  give your full title. When signing on behalf
                     of a corporation or as a partner for a
                   partnership, please give the full corporate
                   or partnership name and your title, if any.

                           Date                 , 1998


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                    Signature(s) and Title(s), if applicable

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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COREFUNDS, INC. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF DIRECTORS OF COREFUNDS, INC. RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Select Income Plus Fund, a series of Evergreen Select Fixed Income Trust, will
(i) acquire all of the assets of CoreFunds Bond in exchange for shares of Evergreen Select Income Plus Fund; and (ii) assume the identified liabilities of CoreFunds Bond, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with CoreStates Investment Advisers, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR                      ---- AGAINST                          ---- ABSTAIN